Exhibit 10.1

Agreed Form

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on June 21, 2021, by and between CITIC Capital Acquisition Corp., a Cayman Islands exempted company (which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined herein) and in connection therewith change its name to Quanergy Systems, Inc.) (the “Company”), and the undersigned subscriber (“Subscriber”).

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Company is entering into a definitive agreement with Quanergy Systems, Inc., a Delaware corporation (“Quanergy”), and the other parties thereto, providing for the acquisition of Quanergy (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, prior to the closing of the Transaction, the Company will domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Article 206 of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”), and in connection with the Domestication and the Transaction, change its name to Quanergy Systems, Inc. As part of the Domestication, each Class A ordinary share, par value $0.0001 per share, of the Company (“Ordinary Share”) shall convert into one share of common stock, par value $0.0001 per share, of the Company (“Common Stock”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately after the Domestication and immediately prior to or substantially concurrently with the consummation of the Transaction, that number of shares of Common Stock set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and

WHEREAS, on or about the date of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) substantially similar to this Subscription Agreement with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Other Subscribers have agreed to purchase on the closing date of the Transaction, inclusive of the Subscribed Shares, an aggregate amount of up to 4,000,000 shares of Common Stock, at the Per Share Price (the shares of the Other Subscribers, the “Other Subscribed Shares” and together with the Subscribed Shares, the “Collective Subscribed Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). Subscriber acknowledges and agrees that, as a result of the Domestication, the Subscribed Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

Section 2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur following the Domestication on the closing date of the Transaction (the “Closing Date”) specified in the Closing Notice (as defined below), immediately prior to or substantially concurrently with the consummation of the Transaction.

(b) At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date, and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than one (1) Business Day prior to the Closing Date, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held in a non-interest bearing account by the Company in escrow until the Closing, and deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Subject to the satisfaction or waiver of the conditions set out in Section 2 hereof, the Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) against the automatic release to the Company of the Purchase Price held in escrow pursuant to this Section 2(b), and (ii) as reasonably practicable after the Closing, customary evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares (in book entry form) on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and the Subscriber, the Company shall promptly (but in no event later than one (1) Business Day thereafter) return the Purchase Price so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 7 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transaction. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(c) The Closing shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)

no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)

all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including all necessary approvals of the Company’s shareholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall be scheduled to occur substantially concurrently with or immediately following the Closing; and

(iii)

no applicable governmental authority shall have issued, enforced or entered any judgment or order, which is then in effect and has the effect of making the consummation of the transactions contemplated hereby (including, without limitation, the Domestication) illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date, (i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects), except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date and (ii) Subscriber shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by the Company to Subscriber and Subscriber fails to cure such non-compliance in all material respects within five (5) Business Days of receipt of such notice.

(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date, (i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects), except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date; (ii) no amendment, modification or waiver of the Transaction Agreement (filed on or immediately following the date hereof) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement; and (iii) the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Closing, and provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by Subscriber to the Company and the Company fails to cure such non-compliance in all material respects within five (5) Business Days of receipt of such notice.

(f) Prior to or at the Closing, Subscriber shall deliver all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber (including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8).

Section 3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company (i) is duly organized, validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation and (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date) or the laws of its jurisdiction of incorporation. As of the Closing Date, the Subscribed Shares will be issued in book entry form and approved for listing on the Stock Exchange (as defined below).

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Subscription Agreement, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the (i) transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, (ii) the Domestication or (iii) the Transaction.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the New York Stock Exchange (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement with the United States Securities and Exchange Commission (“Commission”) pursuant to Section 5 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by the Stock Exchange, including with respect to obtaining shareholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) any filing, the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect.

(f) Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Company Material Adverse Effect.

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(h) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or directed selling efforts (within the meaning of Regulation S under the Securities Act) in connection with any offer or sale of the Subscribed Shares.

(i) Except for Credit Suisse Securities (USA) LLC (the “Placement Agent”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(j) As of their respective filing dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. Notwithstanding the foregoing, no representation or warranty is made as to the accounting treatment of the Company’s issued and outstanding warrants, or as to any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities in the Company’s financial statements.

(k) As of the date of this Subscription Agreement, the authorized share capital of the Company is $22,100 divided into (i) 200,000,000 Class A ordinary shares, par value $0.0001 per share, of the Company, 27,600,000 of which are issued and outstanding as of the date of this Subscription Agreement and (ii) 20,000,000 Class B ordinary shares, par value $0.0001 per share, of the Company, of which 6,900,000 shares are issued and outstanding as of the date of this Subscription Agreement, (iii) 1,000,000 preference shares of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Subscription Agreement ((i), (ii) and (iii) collectively, the “Company Securities”) and (iv) 21,320,000 warrants, each entitling the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share (the “Warrants”) are issued and outstanding. The foregoing represents all of the issued and outstanding Company Securities and Warrants as of the date of this Subscription Agreement. All issued and outstanding Company Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) are not subject to any preemptive rights. All outstanding Warrants have been duly authorized and validly issued and are not subject to preemptive rights.

(l) As of the date hereof, except as set forth above and pursuant to the Other Subscription Agreements or the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company.

(m) The Other Subscription Agreements reflect the same Per Share Purchase Price. There are no Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber or any other investor or potential investor with respect to the purchase of securities of the Company (other than pursuant to the Transaction Agreement) which include terms and conditions that are materially more advantageous to any such Other Subscriber, investor or potential investor (as compared to Subscriber).

Section 4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber, if not a natural person, (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) In the case of a Subscriber that is not a natural person, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber and shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same.

(c) In the case of a Subscriber that is not a natural person, the execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d) The Subscriber is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below.

(i)

Applicable to U.S. investors: Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an “accredited investor” (each as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act and Subscriber further represents that Subscriber does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations in the Subscribed Shares to such person or to any third person, with respect to any of the Subscribed Shares. Subscriber has provided the Company with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c).

(ii)

Applicable to non-U.S. investors: Subscriber understands that the sale of the Subscribed Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). The Subscriber is not a U.S. Person (as defined in Regulation S), and it is acquiring the Subscribed Shares in an offshore transaction in reliance on Regulation S. The Subscriber understands and agrees that Subscribed Shares sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c).

(e) Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) to non-US persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, and (iii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to so-called rule 4(a) (11/2) of the Securities Act), and, in each case, in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States and elsewhere, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), absent a change in law, receipt of regulatory no-action relief or an applicable exemption, until at least one year after the Closing Date following the filing of certain required information with the Commission. Subscriber acknowledges that the Subscribed Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber acknowledges that the Company has no obligation to register or qualify the Subscribed Shares for resale, except for the Registration Rights (as defined herein). Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements, recommendations or advice made to Subscriber by the Company, Quanergy, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that the information provided to Subscriber was preliminary and subject to change, the registration statement and proxy statement that the Company intends to file with the Commission will include substantial additional information about the Company, Quanergy and the Transaction and will update and supersede the information previously provided to Subscriber, and that any changes to such information following the date hereof, including without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligation to purchase the Subscribed Shares hereunder.

(g) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber without reliance upon the Placement Agent. Subscriber acknowledges and agrees that Subscriber has received, reviewed and understood such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and its subsidiaries, including Quanergy (collectively, the “Acquired Companies”) and the Transaction and has conducted and completed its own independent due diligence, made its own assessment and is satisfied concerning the relevant financial, tax, and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information (from the Acquired Companies directly, if applicable) as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber also represents and agrees that it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Acquired Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and the Acquired Companies, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the Company’s filings with the Commission. Subscriber acknowledges and agrees that neither the Placement Agent, nor any affiliate of the Placement Agent, has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Shares and the Placement Agent and any of their respective affiliates may have acquired non-public information with respect to the Company or the Acquired Companies which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber nor acted as an underwriter in connection with the Transaction. The Subscriber agrees that the Placement Agent and any of its affiliates shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by it or any other person or entity), whether in contract, tort or otherwise, to it, or to any person claiming through it, in respect of the sale of the Subscribed Shares.

(h) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company and/or Quanergy, or their respective representatives or affiliates, or by means of contact from the Placement Agent and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company and/or Quanergy, or their respective affiliates, or between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general advertising, general solicitation or directed selling efforts and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Neither Subscriber, nor any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation or directed selling efforts, or (ii) published any advertisement in connection with the offering of the Subscribed Shares.

(i) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the purchase of the Subscribed Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Subscribed Shares is (i) fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it. Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Neither the Company nor any of its affiliates has offered Subscriber any tax advice relating to Subscriber’s investment in the Subscribed Shares, or made any representations, warranties or guarantees regarding the tax consequences of Subscriber’s investment in the Subscribed Shares.

(j) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a fit, proper and suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l) Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with this Transaction), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that the funds held by Subscriber and used to purchase the Subscribed Shares are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (including, but not limited to, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations and (d) Her Majesty’s Treasury.

(m) Subscriber, together with its affiliates holding the Subscribed Shares, are not currently (and at all times through Closing will refrain from being or becoming) members of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or Quanergy (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(n) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(o) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(p) Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(q) As of the date hereof and as of the Closing Date, neither Subscriber, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Subscriber, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Subscriber has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Subscribed Shares by the Subscriber will not subject the Company or Quanergy to any Disqualification Event.

(r) The Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(s) Subscriber at the Closing will have sufficient funds to pay the Purchase Price in escrow pursuant to Section 2.

(t) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(u) Subscriber acknowledges and agrees that the certificate or book entry position representing the Subscribed Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

Section 5. No other Representations or Warranties; Exculpation.

(a) Except for the specific representations and warranties contained in Section 3, none of the Company nor any person on behalf of the Company, including without limitation any placement agent for the sale of the Subscribed Shares nor any of the Company’s affiliates or representatives (collectively, the “Company Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, any of its Subsidiaries, the Transaction, the offering of the Subscribed Shares, the transaction contemplated hereby or any other matter, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3, Subscriber specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Company Party.

(b) Except for the specific representations and warranties contained in Section 4, none of Subscriber nor any person acting on behalf of Subscriber nor any of Subscriber’s affiliates (the “Subscriber Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Subscriber and the transactions contemplated hereby, and the Subscriber Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Subscriber in Section 4, the Company specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Subscriber Party.

(c) Subscriber agrees that neither (i) any other purchaser pursuant to other subscription agreements entered into in connection with the offering of the Subscribed Shares (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser) nor (ii) the Placement Agent, its affiliates or any of its or its affiliates’ respective control persons, officers, directors or employees, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares.

Section 6. Registration Rights.

(a) The Company shall, within 30 (thirty) calendar days after the Closing (the “Filing Deadline”), file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the earlier of (A) the filing of the Registration Statement and (B) Filing Deadline and (ii) the 10th Business Day after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Deadline”); provided, however, that the Company’s obligations to include Subscriber’s Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares (which shall be limited to non-underwritten public offerings) and such other information as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commissioner. In such event, the number of Subscribed Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such additional Subscribed Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, keep any qualification, exemption or compliance under state securities laws which the Company determines to obtain continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of (i) two years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed

Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold; provided that, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements(such circumstance, a “Suspension Event”); provided, that the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by Subscriber of such Subscribed Shares as soon as practicable thereafter. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(b) The Company shall advise Subscriber within five (5) business days:

(i)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iii)

of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)

subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (iv) above constitutes material, nonpublic information regarding the Company.

(c) The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

(d) The Company shall use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which the Common Stock have been listed.

(e) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subscribed Shares required hereby.

Section 7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties hereto and Quanergy to terminate this Subscription Agreement; or (c) if any of the conditions to the Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing, provided, that nothing herein will relieve any party from liability for any willful breach hereto prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such willful breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 7, any monies paid by the Subscriber to the Company in connection herewith shall be promptly (and in any event within one Business Day after such termination) returned to the Subscriber. Notwithstanding the foregoing, Section 5, this Section 7, Section 8 and Section 11 shall survive the termination of this Subscription Agreement.

Section 8. Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any reason whatsoever. Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter in this Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates under applicable law. To the extent the Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, Subscriber hereby acknowledges and agrees that Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the public shareholders of the Company, whether in the form of money damages or injunctive relief, the Company and its Representatives, as applicable, shall be entitled to recover from Subscriber and its affiliates the associated legal fees and costs in connection with any such action in the event the Company or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding the foregoing, this Section 8, shall not affect any rights of Subscriber or its affiliates as a public shareholder of the Company to receive distributions from the Trust Account in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, as amended from time to time in respect of the shares of the Company’s Common Stock acquired by any means other than pursuant to this Subscription Agreement or any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 8 shall survive the Closing or any termination of this Subscription Agreement.

Section 9. Company’s Covenants. At the request of the holder of the Subscribed Shares, and subject to the execution and delivery of such representation letters and other information as the Company or its transfer agent shall reasonably request, the Company shall reasonably cooperate with the holder of the Subscribed Shares to effect the removal of any applicable legend, and for the Company to issue a certificate without such legend to the holder of the Subscribed Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Subscribed Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Subscribed Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Subscribed Shares are sold, assigned or transferred pursuant to Rule 144. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

Section 10. Indemnity.

(a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Subscriber, its directors, and officers, employees, and agents, and each person who controls the Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities and expenses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) nor shall the Company be liable for any Losses to the extent they arise out of based upon a violation which occurs in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Agreement.

(b) The Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Company against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation. Notwithstanding the forgoing, the Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities and expenses or action if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld or delayed).

(c) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

(e) If the indemnification provided under this Section 10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 10 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 10(e) shall be individual, not joint and several, and any contribution pursuant to this Section 10(e) by any seller of Subscribed Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Subscribed Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

Section 11. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting by mail, registered mail, courier service, return-receipt received, postage prepaid, (iii) when received by the addressee if sent by a nationally recognized delivery service (receipt requested), or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 11(a).

(b) Subscriber acknowledges that the Company, Quanergy, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that the purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. The Company acknowledges that Subscriber and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c) Each of the Company, Quanergy, the Placement Agent and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company and Quanergy.

(d) Other than as specifically agreed to in this Subscription Agreement, Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, of the Subscriber Shares until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the Subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any “short sales” and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(g) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect.

(h) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall provide such information as may be reasonably requested. Subscriber acknowledges that the Company may file a copy of the form of this Subscription Agreement with the Commission as an exhibit to a periodic report of the Company or a registration statement of the Company.

(i) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto and Quanergy.

(j) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Notwithstanding the foregoing, the parties hereto agree that each of Quanergy and its subsidiaries are express third-party beneficiaries (the “Beneficiaries”) of this Subscription Agreement. Each of the parties hereto acknowledge and agree that each of the Beneficiaries shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause the Company to cause, or directly cause, Subscriber to fund the Purchase Price and cause the Closing to occur substantially concurrently with the Transactions. None of the parties hereto or any of the Beneficiaries shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11(k), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument. Further notwithstanding the foregoing, the parties hereto agree that the Placement Agent shall be an intended third party beneficiary of the representations and warranties of the Subscriber in Section 4 hereof.

(l) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 11(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any proceeding for which the Company is being granted an award of money damages, the Subscriber agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the consideration that is or was to be paid to the Company under the Transaction Agreement and/or this Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Transaction Agreement and this Subscription Agreement.

(m) In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(n) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(o) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

(p) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 11(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(t) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(u) If any change in the Common Stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Subscribed Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

(v) Subscriber hereby consents to the publication and disclosure in any press release issued by the Company or Quanergy, any Form 8-K or Form 6-K filed by the Company with the Commission in connection with the execution and delivery of the Transaction Agreement or the transactions contemplated thereby and the Proxy Statement (as defined in the Transaction Agreement) (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the Commission or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by the Company or Quanergy to any governmental entity or to any security holders of the Company) of Subscriber’s identity and beneficial ownership of the Subscribed Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or Quanergy, a copy of this Agreement, all solely to the extent required by applicable law or any regulation or stock exchange listing requirement. Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission). Notwithstanding the foregoing, the Company shall provide to Subscriber a copy of any proposed disclosure relating to the Subscriber in accordance with the provisions of this Section 11(v) in advance of any publication thereof and shall include such revisions to such proposed disclosure as Subscriber shall reasonably request.

(w) The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transaction. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber (provided that Subscriber is not, or is not an affiliate of any person who is, an existing investor in Quanergy) shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agent, or any of their affiliates in connection with the Transaction.

(x) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, Quanergy or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(y) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement.

Section 12. Cutback.

Notwithstanding anything contrary herein, the Company, with the prior written consent of Quanergy, shall have the right to reduce the number of Subscribed Shares to be issued to the Subscriber pursuant to this Subscription Agreement, as long as the Company is reducing the number of shares to be issued and sold to all investors pursuant to the other subscription agreements, on a pro rata basis. The Company or the Placement Agent shall notify Subscriber in writing at least two (2) business days in advance of Closing if the Company elects to reduce the number of Subscribed Shares to be issued and sold to Subscriber pursuant to this Section 12.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

CITIC CAPITAL ACQUISITION CORP.

By:
Name: Fanglu Wang
Title: Chief Executive Officer and Director

Address for Notices:

28/F CITIC Tower 1 Tim Mei Avenue Central, Hong Kong Attention: Fanglu Wang Email: fangluwang@citiccapital.com with a copy (not to constitute notice) to: White & Case LLP 1221 Avenue of the Americas New York, NY, 10020-1095 The United States Attn: Joel Rubinstein Email: joel.rubinstein@whitecase.com

[Signature Page to Subscription Agreement]

[SUBSCRIBER]

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:	____________________

Price Per Subscribed Share:	$10.00

Aggregate Purchase Price:	$____________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

Subscriber status (mark one):                ☐ U.S. investor    ☐ Non-U.S. investor

EIN Number:

[Signature Page to Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

Capitalized terms used and not defined in this Annex A shall have the meanings given in the Subscription Agreement to which this Annex A is attached. The undersigned represents and warrants that the undersigned is either a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) or an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the Securities Act, for one or more of the reasons specified below (please check all boxes that apply):

2.1	QUALIFIED INSTITUTIONAL BUYER OR ACCREDITED INVESTOR STATUS

2.1 (a) Qualified Institutional Buyer:

___ (i)

A “qualified institutional buyer” as defined in Rule 144A under the Securities Act, or subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a “qualified institutional buyer”;

2.1 (b) Accredited Investor:

___ (i)	A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of the Subscriber’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of the Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of the Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

___ (ii)

A natural person who had an individual income in excess of $200,000, or joint income with the Subscriber’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” the Subscriber should add to the Subscriber’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

___ (iii)	A director or executive officer of the Company;

___ (iv)

A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

___ (v)

A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

___ (vi)

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

___ (vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

___ (viii)

An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

___ (ix)	An insurance company as defined in section 2(13) of the Exchange Act;

___ (x)	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of that Act;

___ (xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___ (xii)	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

___ (xiii)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___ (xiv)

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___ (xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act;

___ (xvi)

An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Subscribed Shares, with total assets in excess of $5,000,000;

___ (xvii)

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Subscribed Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in Company;

___ (xviii)

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

___ (xix)

A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

___ (xx)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

___ (xxi)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs;

___ (xxii)	an entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c); and/or

___ (xxiii)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xxii) above.

2.2	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

2.3	Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐ Limited Partnership

☐	Corporation	☐ General Partnership

☐	Revocable Trust	☐ Limited Liability Company

☐	Other Type of Trust (indicate type):

☐	Other (indicate form of organization):

2.4	Indicate the approximate date the Subscriber entity was formed: _____________________.

2.5

Initial the line below which correctly describes the application of the following statement to the Subscriber’s situation: the Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Subscribed Shares and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in the Subscriber.

__________ True         __________ False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Subscriber:

Subscriber Name:

By:
Signatory Name:
Signatory Title:
Date